Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2023 Financial Results

Loan and Deposit Growth Continues, Credit Quality Remains Strong,

Mortgage Banking, Insurance and Wealth Management Revenue Expands

JACKSON, Miss. – April 25, 2023 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $50.3 million in the first quarter of 2023, representing diluted earnings per share of $0.82. Trustmark’s performance during the first quarter produced a return on average tangible equity of 18.03% and a return on average assets of 1.10%. The Board of Directors declared a quarterly cash dividend of $0.23 per share payable June 15, 2023, to shareholders of record on June 1, 2023.

First Quarter Highlights

•
Loan and deposit growth continued during the first quarter
•
Credit quality remained strong
•
Noninterest income increased linked-quarter, reflecting the strength of diversified business lines
•
Expense discipline continued, noninterest expense decreased linked-quarter

Duane A. Dewey, President and CEO, stated, “Our first quarter financial performance reflects solid loan and deposit growth, strong performance in our mortgage, insurance and wealth management businesses, and diligent expense management. Our overall strong performance was impacted by increasingly competitive deposit costs during the quarter, which compressed our net interest margin. Trustmark has a strong, diversified and proven business model that has stood the test of time. We remain well-positioned and committed to meeting our customers’ needs despite the challenging financial services environment. Our balance sheet is well-positioned for additional increases in interest rates and credit quality remains solid. We continue to focus on efficiency enhancements throughout the organization as well as investments in technology to better serve customers.”

Balance Sheet Management

•
Loans held for investment (HFI) increased $293.2 million, or 2.4%, during the quarter
•
Total deposits increased $346.0 million, or 2.4%, during the quarter
•
Maintained strong capital position with CET1 ratio of 9.76% and total risk-based capital ratio of 11.95%

Loans HFI totaled $12.5 billion at March 31, 2023, reflecting an increase of $293.2 million, or 2.4%, linked-quarter and $2.1 billion, or 20.2%, year-over-year. The linked-quarter growth was broad-based and reflected increases in all categories with the exception of state and political subdivisions and consumer loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $14.8 billion at March 31, 2023, up $346.0 million, or 2.4%, from the prior quarter and down $329.6 million, or 2.2%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 84.5% of total deposits at March 31, 2023. Migration into higher-yielding products continued to drive a change in deposit mix from noninterest-bearing deposits, which represented 25.7% of total deposits at March 31, 2023. Interest-bearing deposit costs totaled 1.53% for the first quarter, while the total cost of deposits was 1.13%. The total cost of interest-bearing liabilities was 1.98% for the first quarter of 2023.

During the first quarter, Trustmark did not repurchase any of its outstanding common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2023, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2023. At March 31, 2023, Trustmark’s tangible equity to tangible assets ratio was 6.35%, while the total risk-based capital ratio was 11.95%. Tangible book value per share was $19.24 at March 31, 2023, an increase of 6.2% from the prior quarter.

Credit Quality

•
Nonperforming assets represented 0.58% of loans HFI and loans held for sale (HFS) at March 31, 2023
•
Net charge-offs totaled 0.04% of average loans in the first quarter
•
Allowance for credit losses (ACL) represented 0.98% of loans HFI and 320.80% of nonaccrual loans, excluding individually analyzed loans at March 31, 2023

Nonaccrual loans totaled $72.4 million at March 31, 2023, up $6.4 million from the prior quarter and an increase of $8.0 million year-over-year. Other real estate totaled $1.7 million, reflecting a $302 thousand decrease from the prior quarter and a $1.5 million decline from the prior year.

The provision for credit losses for loans HFI was $3.2 million in the first quarter and was primarily attributable to loan growth. The provision for credit losses for off-balance sheet credit exposures was a negative $2.2 million primarily driven by decreases in unfunded commitments. Collectively, the provision for credit losses totaled $1.0 million in the first quarter compared to $12.1 million in the prior quarter and a negative $2.0 million in the first quarter of 2022.

Allocation of Trustmark’s $122.2 million ACL on loans HFI represented 0.80% of commercial loans and 1.54% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 0.98% at March 31, 2023. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Noninterest income increased 13.7% linked-quarter to total $51.4 million, reflecting growth in mortgage banking, insurance and wealth management revenue
•
Net interest income (FTE) totaled $141.1 million in the first quarter, down 6.0% linked-quarter

Revenue in the first quarter totaled $189.0 million, a decline of 1.5% from the prior quarter and an increase of 23.1% from the same quarter in the prior year. The linked-quarter decline primarily reflects lower net interest income offset in part by higher mortgage banking, insurance and wealth management revenue while the year-over-year growth is attributed to higher net interest income offset in part by reduced mortgage banking revenue.

Net interest income (FTE) in the first quarter totaled $141.1 million, resulting in a net interest margin of 3.39%, down 27 basis points from the prior quarter. The contraction of the net interest margin was primarily due to the costs of interest-bearing deposits more than offsetting the increased yields on the loans HFI and HFS portfolio and securities portfolio. Additionally, the margin was impacted by costs associated with the approximately $300 million increase in average on-balance sheet liquidity added during the quarter due to the uncertainty in the broader banking industry.

Noninterest income in the first quarter totaled $51.4 million, an increase of $6.2 million, or 13.7%, from the prior quarter and a decrease of $2.7 million, or 5.1%, year-over-year. The linked-quarter increases in mortgage banking, insurance, and wealth management revenue were offset in part by declines in service charges on deposit accounts and bank card and other fees. The decrease in noninterest income year-over-year is principally due to lower mortgage banking revenue.

Mortgage loan production in the first quarter totaled $361.1 million, down 7.6% from the prior quarter and 33.7% year-over-year. Mortgage banking revenue totaled $7.6 million in the first quarter, an increase of $4.2 million linked-quarter and a decrease of $2.2 million year-over-year. The linked-quarter increase was principally attributable to a decrease in net negative hedge ineffectiveness as well as a decline in runoff of mortgage servicing rights while the year-over-year decline was principally due to a decrease in net hedge ineffectiveness.

Insurance revenue totaled $14.3 million in the first quarter, up $2.3 million, or 19.0%, from the prior quarter and $216 thousand, or 1.5%, year-over-year. The linked-quarter and year-over-year increases primarily reflected growth in commercial property and casualty commissions. Wealth management revenue in the first quarter totaled $8.8 million, an increase of $701 thousand, or 8.7%, from the prior quarter and a decline of $274 thousand, or 3.0%, year-over-year. The linked-quarter growth reflected higher trust management revenue while the year-over-year decline reflected reduced brokerage revenue.

Noninterest Expense

•
Salaries and employee benefits expense increased $587 thousand, or 0.8%, linked-quarter
•
Services and fees declined $2.3 million, or 8.2%, linked-quarter
•
Adjusted noninterest expense, which excludes ORE expense, amortization of intangibles, charitable contributions resulting in state tax credits, and litigation settlement expense totaled $127.5 million in the first quarter, down 1.7% from the prior quarter. Please refer to the Consolidated Financial Information, Note 7 – Non-GAAP Financial Measures

Noninterest expense in the first quarter totaled $128.3 million, a decrease of $2.2 million, or 1.6%, when compared to the prior quarter excluding the litigation settlement expense. Salaries and employee benefits increased $587 thousand linked-quarter as declines in salaries and commissions were more than offset by a seasonal increase in payroll taxes. Services and fees declined $2.3 million, or 8.2%, principally due to lower professional fees.

FIT2GROW

“In 2022 we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance Trustmark’s ability to grow and serve customers. During the first quarter, we refocused our community bank efforts on commercial, small business, and consumer lines of business to provide additional expertise for our customers and enhance profitable revenue growth. We continue to rollout new technology to enhance the customer experience and improve efficiency and productivity. Additionally, our Atlanta loan production office is now fully functioning and is focused on Commercial Real Estate, Residential Real Estate, Corporate Banking, and Equipment Finance. We look forward to the contributions of these businesses to our financial results going forward,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 26, 2023, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, May 10, 2023, in archived format at the same web address or by calling (877) 344-7529, passcode 2946740.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2023	12/31/2022	3/31/2022	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$2,187,121	$2,572,675	$3,245,502	$(385,554)	-15.0%	$(1,058,381)	-32.6%
Securities AFS-nontaxable	4,812	4,828	5,127	(16)	-0.3%	(315)	-6.1%
Securities HTM-taxable (1)	1,479,283	1,268,952	410,851	210,331	16.6%	1,068,432	n/m
Securities HTM-nontaxable	4,509	4,514	7,327	(5)	-0.1%	(2,818)	-38.5%
Total securities	3,675,725	3,850,969	3,668,807	(175,244)	-4.6%	6,918	0.2%
Paycheck protection program loans (PPP)	—	3,235	29,009	(3,235)	-100.0%	(29,009)	-100.0%
Loans (includes loans held for sale)	12,530,449	12,006,661	10,550,712	523,788	4.4%	1,979,737	18.8%
Fed funds sold and reverse repurchases	2,379	6,566	56	(4,187)	-63.8%	2,323	n/m
Other earning assets	647,760	375,190	1,811,713	272,570	72.6%	(1,163,953)	-64.2%
Total earning assets	16,856,313	16,242,621	16,060,297	613,692	3.8%	796,016	5.0%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(119,978)	(114,948)	(99,390)	(5,030)	-4.4%	(20,588)	-20.7%
Other assets	1,762,449	1,630,085	1,550,848	132,364	8.1%	211,601	13.6%
Total assets	$18,498,784	$17,757,758	$17,511,755	$741,026	4.2%	$987,029	5.6%

Interest-bearing demand deposits	$4,751,154	$4,719,303	$4,429,056	$31,851	0.7%	$322,098	7.3%
Savings deposits	4,193,764	4,379,673	4,791,104	(185,909)	-4.2%	(597,340)	-12.5%
Time deposits	1,907,449	1,152,905	1,193,435	754,544	65.4%	714,014	59.8%
Total interest-bearing deposits	10,852,367	10,251,881	10,413,595	600,486	5.9%	438,772	4.2%
Fed funds purchased and repurchases	436,535	549,406	212,006	(112,871)	-20.5%	224,529	n/m
Other borrowings	1,110,843	530,993	91,090	579,850	n/m	1,019,753	n/m
Subordinated notes	123,281	123,226	123,061	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	12,584,882	11,517,362	10,901,608	1,067,520	9.3%	1,683,274	15.4%
Noninterest-bearing deposits	3,813,248	4,177,113	4,601,108	(363,865)	-8.7%	(787,860)	-17.1%
Other liabilities	576,826	569,992	295,287	6,834	1.2%	281,539	95.3%
Total liabilities	16,974,956	16,264,467	15,798,003	710,489	4.4%	1,176,953	7.5%
Shareholders' equity	1,523,828	1,493,291	1,713,752	30,537	2.0%	(189,924)	-11.1%
Total liabilities and equity	$18,498,784	$17,757,758	$17,511,755	$741,026	4.2%	$987,029	5.6%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2023	12/31/2022	3/31/2022	$ Change	% Change	$ Change	% Change
Cash and due from banks	$1,297,144	$734,787	$1,917,564	$562,357	76.5%	$(620,420)	-32.4%
Fed funds sold and reverse repurchases	—	4,000	—	(4,000)	-100.0%	—	n/m
Securities available for sale (1)	1,984,162	2,024,082	3,018,246	(39,920)	-2.0%	(1,034,084)	-34.3%
Securities held to maturity (1)	1,474,338	1,494,514	607,598	(20,176)	-1.4%	866,740	n/m
PPP loans	—	—	18,579	—	n/m	(18,579)	-100.0%
Loans held for sale (LHFS)	175,926	135,226	222,538	40,700	30.1%	(46,612)	-20.9%
Loans held for investment (LHFI)	12,497,195	12,204,039	10,397,129	293,156	2.4%	2,100,066	20.2%
ACL LHFI	(122,239)	(120,214)	(98,734)	(2,025)	-1.7%	(23,505)	-23.8%
Net LHFI	12,374,956	12,083,825	10,298,395	291,131	2.4%	2,076,561	20.2%
Premises and equipment, net	223,975	212,365	207,301	11,610	5.5%	16,674	8.0%
Mortgage servicing rights	127,206	129,677	111,050	(2,471)	-1.9%	16,156	14.5%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	3,352	3,640	4,591	(288)	-7.9%	(1,239)	-27.0%
Other real estate	1,684	1,986	3,187	(302)	-15.2%	(1,503)	-47.2%
Operating lease right-of-use assets	35,315	36,301	34,048	(986)	-2.7%	1,267	3.7%
Other assets	794,883	770,838	614,217	24,045	3.1%	180,666	29.4%
Total assets	$18,877,178	$18,015,478	$17,441,551	$861,700	4.8%	$1,435,627	8.2%

Deposits:
Noninterest-bearing	$3,797,055	$4,093,771	$4,739,102	$(296,716)	-7.2%	$(942,047)	-19.9%
Interest-bearing	10,986,606	10,343,877	10,374,190	642,729	6.2%	612,416	5.9%
Total deposits	14,783,661	14,437,648	15,113,292	346,013	2.4%	(329,631)	-2.2%
Fed funds purchased and repurchases	477,980	449,331	170,499	28,649	6.4%	307,481	n/m
Other borrowings	1,485,181	1,050,938	84,644	434,243	41.3%	1,400,537	n/m
Subordinated notes	123,317	123,262	123,097	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	34,596	36,838	34,517	(2,242)	-6.1%	79	0.2%
Operating lease liabilities	37,988	38,932	35,912	(944)	-2.4%	2,076	5.8%
Other liabilities	310,500	324,405	186,352	(13,905)	-4.3%	124,148	66.6%
Total liabilities	17,315,079	16,523,210	15,810,169	791,869	4.8%	1,504,910	9.5%
Common stock	12,720	12,705	12,806	15	0.1%	(86)	-0.7%
Capital surplus	155,297	154,645	167,094	652	0.4%	(11,797)	-7.1%
Retained earnings	1,636,463	1,600,321	1,600,138	36,142	2.3%	36,325	2.3%
Accumulated other comprehensive income (loss), net of tax	(242,381)	(275,403)	(148,656)	33,022	12.0%	(93,725)	-63.0%
Total shareholders' equity	1,562,099	1,492,268	1,631,382	69,831	4.7%	(69,283)	-4.2%
Total liabilities and equity	$18,877,178	$18,015,478	$17,441,551	$861,700	4.8%	$1,435,627	8.2%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2023	12/31/2022	3/31/2022	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$178,967	$159,566	$93,252	$19,401	12.2%	$85,715	91.9%
Interest and fees on PPP loans	—	101	168	(101)	-100.0%	(168)	-100.0%
Interest on securities-taxable	16,761	16,577	12,357	184	1.1%	4,404	35.6%
Interest on securities-tax exempt-FTE	92	93	122	(1)	-1.1%	(30)	-24.6%
Interest on fed funds sold and reverse repurchases	30	71	—	(41)	-57.7%	30	n/m
Other interest income	6,527	3,556	817	2,971	83.5%	5,710	n/m
Total interest income-FTE	202,377	179,964	106,716	22,413	12.5%	95,661	89.6%
Interest on deposits	40,898	18,438	2,760	22,460	n/m	38,138	n/m
Interest on fed funds purchased and repurchases	4,832	4,762	70	70	1.5%	4,762	n/m
Other interest expense	15,575	6,730	1,539	8,845	n/m	14,036	n/m
Total interest expense	61,305	29,930	4,369	31,375	n/m	56,936	n/m
Net interest income-FTE	141,072	150,034	102,347	(8,962)	-6.0%	38,725	37.8%
Provision for credit losses, LHFI	3,244	6,902	(860)	(3,658)	-53.0%	4,104	n/m
Provision for credit losses, off-balance sheet credit exposures	(2,242)	5,215	(1,106)	(7,457)	n/m	(1,136)	n/m
Net interest income after provision-FTE	140,070	137,917	104,313	2,153	1.6%	35,757	34.3%
Service charges on deposit accounts	10,336	11,162	9,451	(826)	-7.4%	885	9.4%
Bank card and other fees	7,803	8,191	8,442	(388)	-4.7%	(639)	-7.6%
Mortgage banking, net	7,639	3,408	9,873	4,231	n/m	(2,234)	-22.6%
Insurance commissions	14,305	12,019	14,089	2,286	19.0%	216	1.5%
Wealth management	8,780	8,079	9,054	701	8.7%	(274)	-3.0%
Other, net	2,514	2,311	3,206	203	8.8%	(692)	-21.6%
Total noninterest income	51,377	45,170	54,115	6,207	13.7%	(2,738)	-5.1%
Salaries and employee benefits	74,056	73,469	69,585	587	0.8%	4,471	6.4%
Services and fees (2)	25,426	27,709	25,314	(2,283)	-8.2%	112	0.4%
Net occupancy-premises	7,629	7,898	7,079	(269)	-3.4%	550	7.8%
Equipment expense	6,405	6,268	6,061	137	2.2%	344	5.7%
Litigation settlement expense (1)	—	100,750	—	(100,750)	-100.0%	—	n/m
Other expense (2)	14,811	15,135	13,480	(324)	-2.1%	1,331	9.9%
Total noninterest expense	128,327	231,229	121,519	(102,902)	-44.5%	6,808	5.6%
Income (loss) before income taxes and tax eq adj	63,120	(48,142)	36,909	111,262	n/m	26,211	71.0%
Tax equivalent adjustment	3,477	3,451	3,003	26	0.8%	474	15.8%
Income (loss) before income taxes	59,643	(51,593)	33,906	111,236	n/m	25,737	75.9%
Income taxes	9,343	(17,530)	4,695	26,873	n/m	4,648	99.0%
Net income (loss)	$50,300	$(34,063)	$29,211	$84,363	n/m	$21,089	72.2%

Per share data
Earnings (loss) per share - basic	$0.82	$(0.56)	$0.47	$1.38	n/m	$0.35	74.5%

Earnings (loss) per share - diluted	$0.82	$(0.56)	$0.47	$1.38	n/m	$0.35	74.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,011,059	60,969,400	61,514,395

Diluted	61,193,275	61,173,249	61,709,797

Period end shares outstanding	61,048,516	60,977,686	61,463,392

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	3/31/2023	12/31/2022	3/31/2022	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$10,919	$12,300	$7,506	$(1,381)	-11.2%	$3,413	45.5%
Florida	256	227	310	29	12.8%	(54)	-17.4%
Mississippi (2)	32,560	24,683	21,318	7,877	31.9%	11,242	52.7%
Tennessee (3)	5,416	5,566	9,266	(150)	-2.7%	(3,850)	-41.5%
Texas	23,224	23,196	25,999	28	0.1%	(2,775)	-10.7%
Total nonaccrual LHFI	72,375	65,972	64,399	6,403	9.7%	7,976	12.4%
Other real estate
Alabama	—	194	—	(194)	-100.0%	—	n/m
Mississippi (2)	1,495	1,769	3,187	(274)	-15.5%	(1,692)	-53.1%
Tennessee (3)	189	23	—	166	n/m	189	n/m
Total other real estate	1,684	1,986	3,187	(302)	-15.2%	(1,503)	-47.2%
Total nonperforming assets	$74,059	$67,958	$67,586	$6,101	9.0%	$6,473	9.6%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,255	$3,929	$1,503	$(1,674)	-42.6%	$752	50.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$41,468	$49,320	$62,078	$(7,852)	-15.9%	$(20,610)	-33.2%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	3/31/2023	12/31/2022	3/31/2022	$ Change	% Change	$ Change	% Change
Beginning Balance	$120,214	$115,050	$99,457	$5,164	4.5%	$20,757	20.9%
Provision for credit losses, LHFI	3,244	6,902	(860)	(3,658)	-53.0%	4,104	n/m
Charge-offs	(2,996)	(3,893)	(2,242)	897	23.0%	(754)	-33.6%
Recoveries	1,777	2,155	2,379	(378)	-17.5%	(602)	-25.3%
Net (charge-offs) recoveries	(1,219)	(1,738)	137	519	29.9%	(1,356)	n/m
Ending Balance	$122,239	$120,214	$98,734	$2,025	1.7%	$23,505	23.8%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(268)	$98	$699	$(366)	n/m	$(967)	n/m
Florida	(36)	(60)	(26)	24	40.0%	(10)	-38.5%
Mississippi (2)	(775)	(1,657)	(88)	882	53.2%	(687)	n/m
Tennessee (3)	(124)	(195)	(424)	71	36.4%	300	70.8%
Texas	(16)	76	(24)	(92)	n/m	8	33.3%
Total net (charge-offs) recoveries	$(1,219)	$(1,738)	$137	$519	29.9%	$(1,356)	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Securities AFS-taxable (1)	$2,187,121	$2,572,675	$2,824,254	$3,094,364	$3,245,502
Securities AFS-nontaxable	4,812	4,828	4,928	5,110	5,127
Securities HTM-taxable (1)	1,479,283	1,268,952	1,140,685	811,599	410,851
Securities HTM-nontaxable	4,509	4,514	5,057	5,630	7,327
Total securities	3,675,725	3,850,969	3,974,924	3,916,703	3,668,807
PPP loans	—	3,235	9,821	17,746	29,009
Loans (includes loans held for sale)	12,530,449	12,006,661	11,459,551	10,910,178	10,550,712
Fed funds sold and reverse repurchases	2,379	6,566	226	110	56
Other earning assets	647,760	375,190	325,620	1,139,312	1,811,713
Total earning assets	16,856,313	16,242,621	15,770,142	15,984,049	16,060,297
ACL LHFI	(119,978)	(114,948)	(102,951)	(99,106)	(99,390)
Other assets	1,762,449	1,630,085	1,576,653	1,513,127	1,550,848
Total assets	$18,498,784	$17,757,758	$17,243,844	$17,398,070	$17,511,755

Interest-bearing demand deposits	$4,751,154	$4,719,303	$4,613,733	$4,578,235	$4,429,056
Savings deposits	4,193,764	4,379,673	4,514,579	4,638,849	4,791,104
Time deposits	1,907,449	1,152,905	1,111,440	1,159,065	1,193,435
Total interest-bearing deposits	10,852,367	10,251,881	10,239,752	10,376,149	10,413,595
Fed funds purchased and repurchases	436,535	549,406	249,809	118,753	212,006
Other borrowings	1,110,843	530,993	88,697	80,283	91,090
Subordinated notes	123,281	123,226	123,171	123,116	123,061
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	12,584,882	11,517,362	10,763,285	10,760,157	10,901,608
Noninterest-bearing deposits	3,813,248	4,177,113	4,444,370	4,590,338	4,601,108
Other liabilities	576,826	569,992	429,720	439,266	295,287
Total liabilities	16,974,956	16,264,467	15,637,375	15,789,761	15,798,003
Shareholders' equity	1,523,828	1,493,291	1,606,469	1,608,309	1,713,752
Total liabilities and equity	$18,498,784	$17,757,758	$17,243,844	$17,398,070	$17,511,755

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Cash and due from banks	$1,297,144	$734,787	$479,637	$742,461	$1,917,564
Fed funds sold and reverse repurchases	—	4,000	10,098	—	—
Securities available for sale (1)	1,984,162	2,024,082	2,444,486	2,644,364	3,018,246
Securities held to maturity (1)	1,474,338	1,494,514	1,156,985	1,137,754	607,598
PPP loans	—	—	4,798	12,549	18,579
LHFS	175,926	135,226	165,213	190,186	222,538
LHFI	12,497,195	12,204,039	11,586,064	10,944,840	10,397,129
ACL LHFI	(122,239)	(120,214)	(115,050)	(103,140)	(98,734)
Net LHFI	12,374,956	12,083,825	11,471,014	10,841,700	10,298,395
Premises and equipment, net	223,975	212,365	210,761	207,914	207,301
Mortgage servicing rights	127,206	129,677	132,615	121,014	111,050
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	3,352	3,640	3,952	4,264	4,591
Other real estate	1,684	1,986	2,971	3,034	3,187
Operating lease right-of-use assets	35,315	36,301	37,282	34,684	34,048
Other assets	794,883	770,838	686,585	627,349	614,217
Total assets	$18,877,178	$18,015,478	$17,190,634	$16,951,510	$17,441,551

Deposits:
Noninterest-bearing	$3,797,055	$4,093,771	$4,358,805	$4,509,472	$4,739,102
Interest-bearing	10,986,606	10,343,877	10,066,375	10,260,696	10,374,190
Total deposits	14,783,661	14,437,648	14,425,180	14,770,168	15,113,292
Fed funds purchased and repurchases	477,980	449,331	544,068	70,157	170,499
Other borrowings	1,485,181	1,050,938	223,172	72,553	84,644
Subordinated notes	123,317	123,262	123,207	123,152	123,097
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	34,596	36,838	31,623	32,949	34,517
Operating lease liabilities	37,988	38,932	39,797	37,108	35,912
Other liabilities	310,500	324,405	232,786	196,871	186,352
Total liabilities	17,315,079	16,523,210	15,681,689	15,364,814	15,810,169
Common stock	12,720	12,705	12,700	12,752	12,806
Capital surplus	155,297	154,645	154,150	160,876	167,094
Retained earnings	1,636,463	1,600,321	1,648,507	1,620,210	1,600,138
Accumulated other comprehensive income (loss), net of tax	(242,381)	(275,403)	(306,412)	(207,142)	(148,656)
Total shareholders' equity	1,562,099	1,492,268	1,508,945	1,586,696	1,631,382
Total liabilities and equity	$18,877,178	$18,015,478	$17,190,634	$16,951,510	$17,441,551

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest and fees on LHFS & LHFI-FTE	$178,967	$159,566	$129,395	$103,033	$93,252
Interest and fees on PPP loans	—	101	186	184	168
Interest on securities-taxable	16,761	16,577	16,222	14,561	12,357
Interest on securities-tax exempt-FTE	92	93	100	107	122
Interest on fed funds sold and reverse repurchases	30	71	2	1	—
Other interest income	6,527	3,556	1,493	2,214	817
Total interest income-FTE	202,377	179,964	147,398	120,100	106,716
Interest on deposits	40,898	18,438	5,097	2,774	2,760
Interest on fed funds purchased and repurchases	4,832	4,762	1,225	70	70
Other interest expense	15,575	6,730	1,996	1,664	1,539
Total interest expense	61,305	29,930	8,318	4,508	4,369
Net interest income-FTE	141,072	150,034	139,080	115,592	102,347
Provision for credit losses, LHFI	3,244	6,902	12,919	2,716	(860)
Provision for credit losses, off-balance sheet credit exposures	(2,242)	5,215	(1,326)	(1,568)	(1,106)
Net interest income after provision-FTE	140,070	137,917	127,487	114,444	104,313
Service charges on deposit accounts	10,336	11,162	11,318	10,226	9,451
Bank card and other fees	7,803	8,191	9,305	10,167	8,442
Mortgage banking, net	7,639	3,408	6,876	8,149	9,873
Insurance commissions	14,305	12,019	13,911	13,702	14,089
Wealth management	8,780	8,079	8,778	9,102	9,054
Other, net	2,514	2,311	2,418	1,907	3,206
Total noninterest income	51,377	45,170	52,606	53,253	54,115
Salaries and employee benefits	74,056	73,469	72,707	71,679	69,585
Services and fees (2)	25,426	27,709	26,787	25,659	25,314
Net occupancy-premises	7,629	7,898	7,395	6,892	7,079
Equipment expense	6,405	6,268	6,072	6,047	6,061
Litigation settlement expense (1)	—	100,750	—	—	—
Other expense (2)	14,811	15,135	13,737	13,490	13,480
Total noninterest expense	128,327	231,229	126,698	123,767	121,519
Income (loss) before income taxes and tax eq adj	63,120	(48,142)	53,395	43,930	36,909
Tax equivalent adjustment	3,477	3,451	2,975	2,916	3,003
Income (loss) before income taxes	59,643	(51,593)	50,420	41,014	33,906
Income taxes	9,343	(17,530)	7,965	6,730	4,695
Net income (loss)	$50,300	$(34,063)	$42,455	$34,284	$29,211

Per share data
Earnings (loss) per share - basic	$0.82	$(0.56)	$0.69	$0.56	$0.47

Earnings (loss) per share - diluted	$0.82	$(0.56)	$0.69	$0.56	$0.47

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23

Weighted average shares outstanding
Basic	61,011,059	60,969,400	61,114,804	61,378,226	61,514,395

Diluted	61,193,275	61,173,249	61,318,715	61,546,285	61,709,797

Period end shares outstanding	61,048,516	60,977,686	60,953,864	61,201,123	61,463,392

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Nonaccrual LHFI
Alabama	$10,919	$12,300	$12,710	$2,698	$7,506
Florida	256	227	227	233	310
Mississippi (2)	32,560	24,683	23,517	23,039	21,318
Tennessee (3)	5,416	5,566	5,120	9,500	9,266
Texas	23,224	23,196	26,353	26,582	25,999
Total nonaccrual LHFI	72,375	65,972	67,927	62,052	64,399
Other real estate
Alabama	—	194	217	84	—
Mississippi (2)	1,495	1,769	2,754	2,950	3,187
Tennessee (3)	189	23	—	—	—
Total other real estate	1,684	1,986	2,971	3,034	3,187
Total nonperforming assets	$74,059	$67,958	$70,898	$65,086	$67,586

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$2,255	$3,929	$1,842	$1,347	$1,503

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$41,468	$49,320	$48,313	$51,164	$62,078

	Quarter Ended
ACL LHFI (1)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Beginning Balance	$120,214	$115,050	$103,140	$98,734	$99,457
Provision for credit losses, LHFI	3,244	6,902	12,919	2,716	(860)
Charge-offs	(2,996)	(3,893)	(2,920)	(2,277)	(2,242)
Recoveries	1,777	2,155	1,911	3,967	2,379
Net (charge-offs) recoveries	(1,219)	(1,738)	(1,009)	1,690	137
Ending Balance	$122,239	$120,214	$115,050	$103,140	$98,734

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$(268)	$98	$93	$1,129	$699
Florida	(36)	(60)	(23)	761	(26)
Mississippi (2)	(775)	(1,657)	(702)	(266)	(88)
Tennessee (3)	(124)	(195)	(202)	31	(424)
Texas	(16)	76	(175)	35	(24)
Total net (charge-offs) recoveries	$(1,219)	$(1,738)	$(1,009)	$1,690	$137

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2023
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Return on average equity	13.39%	-9.05%	10.48%	8.55%	6.91%
Return on average tangible equity	18.03%	-12.14%	13.90%	11.36%	9.05%
Return on average assets	1.10%	-0.76%	0.98%	0.79%	0.68%
Interest margin - Yield - FTE	4.87%	4.40%	3.71%	3.01%	2.69%
Interest margin - Cost	1.47%	0.73%	0.21%	0.11%	0.11%
Net interest margin - FTE	3.39%	3.66%	3.50%	2.90%	2.58%
Efficiency ratio (1)	65.60%	65.85%	64.96%	71.89%	76.44%
Full-time equivalent employees	2,758	2,738	2,717	2,727	2,725

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.04%	0.06%	0.03%	-0.06%	-0.01%
Provision for credit losses, LHFI / average loans	0.10%	0.23%	0.45%	0.10%	-0.03%
Nonaccrual LHFI / (LHFI + LHFS)	0.57%	0.53%	0.58%	0.56%	0.61%
Nonperforming assets / (LHFI + LHFS)	0.58%	0.55%	0.60%	0.58%	0.64%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.58%	0.55%	0.60%	0.58%	0.64%
ACL LHFI / LHFI	0.98%	0.99%	0.99%	0.94%	0.95%
ACL LHFI-commercial / commercial LHFI	0.80%	0.85%	0.93%	0.88%	0.95%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.54%	1.41%	1.20%	1.14%	0.96%
ACL LHFI / nonaccrual LHFI	168.90%	182.22%	169.37%	166.22%	153.32%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	320.80%	399.19%	466.03%	475.27%	484.01%

CAPITAL RATIOS
Total equity / total assets	8.28%	8.28%	8.78%	9.36%	9.35%
Tangible equity / tangible assets	6.35%	6.27%	6.67%	7.23%	7.29%
Tangible equity / risk-weighted assets	7.94%	7.61%	8.15%	9.16%	9.79%
Tier 1 leverage ratio	8.29%	8.47%	9.01%	8.80%	8.66%
Common equity tier 1 capital ratio	9.76%	9.74%	10.63%	11.01%	11.23%
Tier 1 risk-based capital ratio	10.17%	10.15%	11.06%	11.47%	11.70%
Total risk-based capital ratio	11.95%	11.91%	12.85%	13.26%	13.53%

STOCK PERFORMANCE
Market value-Close	$24.70	$34.91	$30.63	$29.19	$30.39
Book value	$25.59	$24.47	$24.76	$25.93	$26.54
Tangible book value	$19.24	$18.11	$18.39	$19.58	$20.22

(1) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement

As previously announced, on December 31, 2022, Trustmark National Bank (“Trustmark”) agreed to a settlement in principle (the “Settlement”) relating to litigation involving the Stanford Financial Group that includes a lawsuit initially filed in the District Court of Harris County, Texas on August 23, 2009 and also includes other subsequently-filed Stanford-related lawsuits. Trustmark Corporation, the parent company of Trustmark, has provided disclosure relating to these matters in its current report on Form 8-K filed on January 3, 2023, and in its periodic reports on Forms 10-K and 10-Q throughout the pendency of these actions.

The parties to the Settlement are, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver (the “Receiver”) for the Stanford Receivership Estate; (ii) the Official Stanford Investors Committee; (iii) each of the plaintiffs in the Rotstain and Smith Actions (as defined below); and, on the other hand, (iv) Trustmark.

Under the terms of the Settlement, the parties agreed to settle and dismiss Rotstain, et al. v. Trustmark National Bank, et al., CA No. 4-22-CV-00800 (S.D. Tex.) (the “Rotstain Action”), Smith et al. v. Independent Bank, et al., CA No. 4-20-CV-00675 (S.D. Tex.) (the “Smith Action”), and all current or future claims arising from or related to Stanford. In addition, the Settlement provides that the parties will request dismissal of Jackson, et al., v. Cox, et al., CA No. 3:10-CV-0328 (N.D. Tex.) (the “Jackson Action” and, collectively with the Rotstain Action and the Smith Action, the “Actions”) pursuant to the terms of the bar orders described below. If the Settlement, including the bar orders described below, is approved by the Court and is not subject to further appeal, Trustmark will make a one-time cash payment of $100.0 million to the Receiver. Trustmark was relieved of pre-trial deadlines and the February 27, 2023 trial setting in the Rotstain Action pending final Court approval of a Settlement Agreement reflecting the terms of the Settlement and pending entry of the bar orders. The Smith and Jackson Actions are currently stayed.

The Settlement included the parties’ agreement to seek the Northern District of Texas District Court’s entry of bar orders prohibiting any continued or future claims against Trustmark and its related parties relating to Stanford, whether asserted to date or not. The bar orders therefore would prohibit all litigation relating to Stanford described in Trustmark Corporation’s SEC periodic reports, including the Actions and any pending matters, as well as any actions relating to Stanford that may be brought in the future. Final Court approval of these bar orders is a condition of the Settlement.

The Settlement was also subject to the execution and delivery of a definitive Settlement Agreement reflecting the terms of the Settlement, which was fully executed by the parties on January 13, 2023, and notice to Stanford’s investor claimants, which the Receiver has effectuated. The Settlement is also subject to final, non-appealable approval by the U.S. District Court for the Northern District of Texas. That Court has scheduled a hearing to approve the Settlement for May 3, 2023, but the timing of any final decision by the Court is subject to the discretion of the Court and any appeal. Robert Allen Stanford (founder of the Stanford Financial Group) is the only person or entity who filed an objection to the Settlement. The Court has previously overruled objections filed by Mr. Stanford in connection with prior Stanford-related settlements. While Trustmark believes that the Settlement is consistent with the terms of prior Stanford-related settlements that have been approved by the Court and were not successfully appealed, it is possible that the Court may decide not to approve the Settlement Agreement or that the Fifth Circuit Court of Appeals could decide to accept an appeal thereof.

The Settlement Agreement provides that Trustmark makes no admission of liability or wrongdoing in connection with any Stanford matter. As has been the case throughout the pendency of the Actions, Trustmark expressly denies any liability or wrongdoing with respect to any matter alleged in regard of the multi-billion-dollar Ponzi scheme operated by Stanford for almost 20 years. Trustmark’s relationship with Stanford consisted of ordinary banking services provided to business deposit customers.

Trustmark and Trustmark Corporation determined that it was in the best interest of Trustmark, Trustmark Corporation and the shareholders of Trustmark Corporation to enter into the Settlement and the Settlement Agreement to eliminate the risk, ongoing expense, uncertainty as to ultimate outcome, and imposition on management and the business of Trustmark of further litigation of the Actions and related Stanford claims.

As the time of the entry into the Settlement, Trustmark Corporation recognized $100.0 million of litigation settlement expense, as well as an additional $750 thousand in legal fees, which were included in noninterest expense related to the Stanford litigation during the fourth quarter of 2022. Trustmark Corporation expects that the Settlement will be tax deductible. Trustmark remains substantially above levels considered to be well-capitalized under all relevant standards.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which was filed as an exhibit to Trustmark Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed on February 16, 2023.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$386,903	$391,513	$416,278	$419,696	$361,822
U.S. Government agency obligations	7,254	7,766	9,116	11,947	12,623
Obligations of states and political subdivisions	4,907	4,862	4,763	5,179	5,359
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	26,851	27,097	28,164	32,240	35,117
Issued by FNMA and FHLMC	1,317,848	1,345,463	1,718,057	1,888,546	2,038,331
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	108,192	115,140	126,138	144,158	164,506
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	132,207	132,241	141,970	142,598	400,488
Total securities available for sale	$1,984,162	$2,024,082	$2,444,486	$2,644,364	$3,018,246

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$28,486	$28,295	$—	$—	$—
Obligations of states and political subdivisions	4,507	4,510	4,512	5,320	7,324
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,336	4,442	4,527	4,624	4,831
Issued by FNMA and FHLMC	497,854	509,311	179,375	185,554	192,373
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	179,334	188,201	197,923	210,479	224,012
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,821	759,755	770,648	731,777	179,058
Total securities held to maturity	$1,474,338	$1,494,514	$1,156,985	$1,137,754	$607,598

During the fourth quarter of 2022, Trustmark reclassified $422.9 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $57.1 million ($42.8 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At March 31, 2023, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled approximately $88.5 million ($66.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.8% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Loans secured by real estate:
Construction, land development and other land loans	$1,723,772	$1,719,542	$1,647,395	$1,440,058	$1,273,959
Secured by 1-4 family residential properties	2,822,048	2,775,847	2,597,112	2,424,962	2,106,998
Secured by nonfarm, nonresidential properties	3,375,579	3,278,830	3,206,946	3,178,079	2,975,039
Other real estate secured	847,527	742,538	593,119	555,311	715,939
Commercial and industrial loans	1,882,360	1,821,259	1,689,532	1,551,001	1,495,060
Consumer loans	162,911	166,425	163,412	160,716	154,215
State and other political subdivision loans	1,193,727	1,223,863	1,188,703	1,110,795	1,215,023
Other loans	489,271	475,735	499,845	523,918	460,896
LHFI	12,497,195	12,204,039	11,586,064	10,944,840	10,397,129
ACL LHFI	(122,239)	(120,214)	(115,050)	(103,140)	(98,734)
Net LHFI	$12,374,956	$12,083,825	$11,471,014	$10,841,700	$10,298,395

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	March 31, 2023
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,723,772	$909,783	$74,625	$333,986	$25,741	$379,637
Secured by 1-4 family residential properties	2,822,048	135,830	52,395	2,522,951	81,540	29,332
Secured by nonfarm, nonresidential properties	3,375,579	901,613	204,533	1,462,426	161,899	645,108
Other real estate secured	847,527	264,170	1,985	334,758	7,018	239,596
Commercial and industrial loans	1,882,360	557,088	28,068	768,940	272,153	256,111
Consumer loans	162,911	23,109	9,401	99,817	19,172	11,412
State and other political subdivision loans	1,193,727	74,925	62,353	845,902	27,380	183,167
Other loans	489,271	101,083	9,165	262,889	53,156	62,978
Loans	$12,497,195	$2,967,601	$442,525	$6,631,669	$648,059	$1,807,341

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$66,925	$31,642	$10,281	$15,010	$2,220	$7,772
Development	142,477	74,820	1,379	30,507	6,773	28,998
Unimproved land	103,649	22,480	14,148	31,056	4,754	31,211
1-4 family construction	369,163	212,970	19,447	91,177	11,994	33,575
Other construction	1,041,558	567,871	29,370	166,236	—	278,081
Construction, land development and other land loans	$1,723,772	$909,783	$74,625	$333,986	$25,741	$379,637

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2023
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$347,775	$124,551	$26,625	$113,299	$21,143	$62,157
Office	292,032	102,166	16,905	105,561	10,255	57,145
Hotel/motel	290,681	168,832	40,506	53,942	27,401	—
Mini-storage	154,053	28,261	2,058	104,063	481	19,190
Industrial	333,132	69,107	17,524	105,769	2,774	137,958
Health care	70,317	40,435	—	27,002	340	2,540
Convenience stores	33,226	7,318	592	14,709	582	10,025
Nursing homes/senior living	449,014	152,155	—	202,163	5,423	89,273
Other	125,798	40,814	9,840	53,248	8,696	13,200
Total non-owner occupied loans	2,096,028	733,639	114,050	779,756	77,095	391,488

Owner-occupied:
Office	167,317	43,797	36,759	49,046	10,104	27,611
Churches	68,028	15,531	4,592	38,625	6,697	2,583
Industrial warehouses	168,429	17,468	4,644	43,359	16,083	86,875
Health care	144,201	11,397	6,272	105,568	2,323	18,641
Convenience stores	133,875	12,194	21,451	63,187	235	36,808
Retail	94,435	11,194	9,588	44,745	18,987	9,921
Restaurants	55,190	4,247	4,105	31,642	11,931	3,265
Auto dealerships	47,930	6,470	222	23,688	17,550	—
Nursing homes/senior living	257,998	32,615	—	199,183	—	26,200
Other	142,148	13,061	2,850	83,627	894	41,716
Total owner-occupied loans	1,279,551	167,974	90,483	682,670	84,804	253,620
Loans secured by nonfarm, nonresidential properties	$3,375,579	$901,613	$204,533	$1,462,426	$161,899	$645,108

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Securities – taxable	1.85%	1.71%	1.62%	1.50%	1.37%
Securities – nontaxable	4.00%	3.95%	3.97%	4.00%	3.97%
Securities – total	1.86%	1.72%	1.63%	1.50%	1.38%
PPP loans	—	12.39%	7.51%	4.16%	2.35%
Loans - LHFI & LHFS	5.79%	5.27%	4.48%	3.79%	3.58%
Loans - total	5.79%	5.27%	4.48%	3.79%	3.58%
Fed funds sold & reverse repurchases	5.11%	4.29%	3.51%	3.65%	—
Other earning assets	4.09%	3.76%	1.82%	0.78%	0.18%
Total earning assets	4.87%	4.40%	3.71%	3.01%	2.69%

Interest-bearing deposits	1.53%	0.71%	0.20%	0.11%	0.11%
Fed funds purchased & repurchases	4.49%	3.44%	1.95%	0.24%	0.13%
Other borrowings	4.87%	3.73%	2.89%	2.52%	2.26%
Total interest-bearing liabilities	1.98%	1.03%	0.31%	0.17%	0.16%

Total Deposits	1.13%	0.51%	0.14%	0.07%	0.07%

Net interest margin	3.39%	3.66%	3.50%	2.90%	2.58%
Net interest margin excluding PPP loans and the FRB balance	3.36%	3.66%	3.53%	3.06%	2.88%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At March 31, 2023 and December 31, 2022, the average FRB balance totaled $555.5 million and $299.2 million, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance decreased 30 basis points when compared to the fourth quarter of 2022, totaling 3.36% for the first quarter of 2023. The decrease in the net interest margin excluding PPP loans and the FRB balance was due to increased costs of interest-bearing deposits, which was partially offset by increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative ineffectiveness of $1.8 million during the first quarter of 2023.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Mortgage servicing income, net	$6,785	$6,636	$6,669	$6,557	$6,429
Change in fair value-MSR from runoff	(1,145)	(2,981)	(3,462)	(3,806)	(3,785)
Gain on sales of loans, net	3,797	3,328	4,597	6,030	6,223
Mortgage banking income before hedge ineffectiveness	9,437	6,983	7,804	8,781	8,867
Change in fair value-MSR from market changes	(3,972)	(3,348)	10,770	8,739	22,020
Change in fair value of derivatives	2,174	(227)	(11,698)	(9,371)	(21,014)
Net positive (negative) hedge ineffectiveness	(1,798)	(3,575)	(928)	(632)	1,006
Mortgage banking, net	$7,639	$3,408	$6,876	$8,149	$9,873

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Partnership amortization for tax credit purposes	$(1,961)	$(1,869)	$(1,531)	$(1,475)	$(1,336)
Increase in life insurance cash surrender value	1,693	1,687	1,676	1,683	1,627
Other miscellaneous income	2,782	2,493	2,273	1,699	2,915
Total other, net	$2,514	$2,311	$2,418	$1,907	$3,206

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Loan expense (1)	$2,538	$2,908	$2,866	$2,947	$3,528
Amortization of intangibles	288	312	312	328	482
FDIC assessment expense	2,370	2,130	1,945	1,810	1,500
Other real estate expense, net	172	18	497	623	35
Other miscellaneous expense	9,443	9,767	8,117	7,782	7,935
Total other expense (1)	$14,811	$15,135	$13,737	$13,490	$13,480

(1) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,523,828	$1,493,291	$1,606,469	$1,608,309	$1,713,752
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,523)	(3,816)	(4,131)	(4,436)	(4,879)
Total average tangible equity		$1,136,068	$1,105,238	$1,218,101	$1,219,636	$1,324,636

PERIOD END BALANCES
Total shareholders' equity		$1,562,099	$1,492,268	$1,508,945	$1,586,696	$1,631,382
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,352)	(3,640)	(3,952)	(4,264)	(4,591)
Total tangible equity	(a)	$1,174,510	$1,104,391	$1,120,756	$1,198,195	$1,242,554

TANGIBLE ASSETS
Total assets		$18,877,178	$18,015,478	$17,190,634	$16,951,510	$17,441,551
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,352)	(3,640)	(3,952)	(4,264)	(4,591)
Total tangible assets	(b)	$18,489,589	$17,627,601	$16,802,445	$16,563,009	$17,052,723
Risk-weighted assets	(c)	$14,793,893	$14,521,078	$13,748,819	$13,076,981	$12,691,545

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$50,300	$(34,063)	$42,455	$34,284	$29,211
Plus: Intangible amortization net of tax		216	234	234	246	362
Net income (loss) adjusted for intangible amortization		$50,516	$(33,829)	$42,689	$34,530	$29,573
Period end common shares outstanding	(d)	61,048,516	60,977,686	60,953,864	61,201,123	61,463,392

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		18.03%	-12.14%	13.90%	11.36%	9.05%
Tangible equity/tangible assets	(a)/(b)	6.35%	6.27%	6.67%	7.23%	7.29%
Tangible equity/risk-weighted assets	(a)/(c)	7.94%	7.61%	8.15%	9.16%	9.79%
Tangible book value	(a)/(d)*1,000	$19.24	$18.11	$18.39	$19.58	$20.22

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,562,099	$1,492,268	$1,508,945	$1,586,696	$1,631,382
CECL transition adjustment		13,000	19,500	19,500	19,500	19,500
AOCI-related adjustments		242,381	275,403	306,412	207,142	148,656
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,234)	(370,241)	(370,217)	(370,229)	(370,240)
Other adjustments and deductions for CET1 (2)		(3,275)	(3,258)	(3,506)	(3,757)	(4,015)
CET1 capital	(e)	1,443,971	1,413,672	1,461,134	1,439,352	1,425,283
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,503,971	$1,473,672	$1,521,134	$1,499,352	$1,485,283

Common equity tier 1 capital ratio	(e)/(c)	9.76%	9.74%	10.63%	11.01%	11.23%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2023
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended
			3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Net interest income (GAAP)			$137,595	$146,583	$136,105	$112,676	$99,344
Noninterest income (GAAP)			51,377	45,170	52,606	53,253	54,115
Pre-provision revenue		(a)	$188,972	$191,753	$188,711	$165,929	$153,459

Noninterest expense (GAAP)			$128,327	$231,229	$126,698	$123,767	$121,519
Less:	Litigation settlement expense		—	(100,750)	—	—	—
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$128,327	$130,479	$126,698	$123,767	$121,519

PPNR (Non-GAAP)		(a)-(b)	$60,645	$61,274	$62,013	$42,162	$31,940

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022

Total noninterest expense (GAAP)			$128,327	$231,229	$126,698	$123,767	$121,519
Less:	Other real estate expense, net		(172)	(18)	(497)	(623)	(35)
Amortization of intangibles			(288)	(312)	(312)	(328)	(482)
Charitable contributions resulting in state tax credits			(325)	(375)	(375)	(375)	(375)
	Litigation settlement expense		—	(100,750)	—	—	—
Adjusted noninterest expense (Non-GAAP)		(c)	$127,542	$129,774	$125,514	$122,441	$120,627

Net interest income (GAAP)			$137,595	$146,583	$136,105	$112,676	$99,344
Add:	Tax equivalent adjustment		3,477	3,451	2,975	2,916	3,003
Net interest income-FTE (Non-GAAP)		(a)	$141,072	$150,034	$139,080	$115,592	$102,347

Noninterest income (GAAP)			$51,377	$45,170	$52,606	$53,253	$54,115
Add:	Partnership amortization for tax credit purposes		1,961	1,869	1,531	1,475	1,336
Adjusted noninterest income (Non-GAAP)		(b)	$53,338	$47,039	$54,137	$54,728	$55,451

Adjusted revenue (Non-GAAP)		(a)+(b)	$194,410	$197,073	$193,217	$170,320	$157,798

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	65.60%	65.85%	64.96%	71.89%	76.44%